Exhibit 5.1

One Financial Center Boston, MA 02111 617 542 6000 mintz.com

November 30, 2023

Standard BioTools Inc.
2 Tower Place, Suite 2000
South San Francisco, CA 94080

Ladies and Gentlemen:

We have acted as counsel to Standard BioTools Inc., a Delaware corporation (the “Company”), in connection with a registration statement on Form S-4, as amended (File No. 333-275533) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement registers the issuance by the Company of up to 261,452,515 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), pursuant to that certain Agreement and Plan of Merger, dated October 4, 2023, by and among the Company, SomaLogic, Inc., a Delaware corporation, and Martis Merger Sub, Inc., a Delaware corporation (the “Merger Agreement”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions hereinafter set forth below. These documents included, without limitation, (i) the Registration Statement, (ii) the Merger Agreement, (iii) the Company’s Eighth Amended and Restated Certificate of Incorporation, (iv) the Company’s Amended and Restated Bylaws, and (v) the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the Merger Agreement. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to all questions of fact material to these opinions, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

In connection with the opinions expressed below, we have assumed that, at and prior to the time of the issuance and delivery of the Shares by the Company as contemplated in the Registration Statement, (i) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, (ii) the transactions contemplated by the Merger Agreement and the Registration Statement will be consummated in accordance with the terms of the documents pertaining thereto, without any waiver or breach of any material terms or provisions thereof, and that such transactions will be effective under applicable law and (iii) the stockholders of the Company will have approved the Merger Agreement and the other proposals set forth in the joint proxy statement/prospectus included in the Registration Statement, which are to be presented and voted upon at the meeting as set forth in the joint proxy statement/prospectus included in the Registration Statement. Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares, when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, will be validly issued, fully paid and non-assessable.

MINTZ November 30, 2023 Page 2

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the reference to our firm under the caption “Legal Matters” in the joint proxy statement/prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder. This opinion speaks only as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.